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                          AMENDMENT TO RIGHTS AGREEMENT

     AMENDMENT, dated as of January 20, 1999 to the Rights Agreement, dated as of August 18, 1998, between Corecomm Limited, a Bermuda corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent") (the "Rights Agreement").

     WHEREAS, no Stock Acquisition Date or Distribution Date, as defined in the Rights Agreement, has occurred;

     WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

     THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

     1. The Rights Agreement is hereby amended as set forth in this Section 1.


     (a) Section 1(a) of the Rights Agreement is hereby amended by adding the following to the end thereof:

         "In addition, a Person shall not be deemed an Acquiring Person who has reported or is required to report such Beneficial Ownership of shares of Newco Common Stock (but less than 20%) on Schedule 13G under the Securities and Exchange Act of 1934, as amended and in effect on the date of the Agreement (the "Exchange Act") (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management
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         or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period."

     1. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     2. The foregoing amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.

     4. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

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     IN WITNESS WHEREOF, the partis hereto have caused this Amendment to be duly executed as of this 20th day of January, 1999.

                                CORECOMM LIMITED



                                            By: /s/ George S. Blumenthal
                                                ----------------------------
                                                Name: George S. Blumenthal
                                                Title: Chairman of the Board


                                CONTINENTAL STOCK TRANSFER & TRUST COMPANY



                                            By: /s/ Michael J. Nelson
                                                ----------------------------
                                                Name: Michael J. Nelson
                                                Title: President

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